UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2005

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West

Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced by The SCO Group, Inc. (the "Company"), on February 16, 2005, the Company received a notice from the staff of The Nasdaq Stock Market indicating that the Company is subject to potential delisting from The Nasdaq SmallCap Market for failure to comply with Nasdaq's requirement to file its Form 10-K for the fiscal year ended October 31, 2004 in a timely fashion.  The Company also previously announced that it expected to make a request for a hearing with the Nasdaq Listing Qualifications Panel on the matters.

On February 21, 2005, the Company submitted its request for a hearing with the Nasdaq Listing Qualifications Panel.  On February 22, 2005, the Company received a notice from the Nasdaq Listing Qualifications Panel indicating that the Company’s application for an oral hearing had been accepted.  The hearing is scheduled to take place on March 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2005	THE SCO GROUP, INC.

	By:	/s/ Bert B. Young
	Name:	Bert B. Young
	Title:	Chief Financial Officer